UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 13, 2010

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

J. C. Penney Company, Inc. (the “Company”) issued an earnings press release on August 13, 2010, announcing its second quarter 2010 results of operations and financial condition. This information is attached as Exhibit 99.1.

The press release and accompanying schedules provide certain information regarding free cash flow, adjusted operating income, adjusted net income, and adjusted earnings per share, all of which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. A reconciliation of each such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP is included with the release.

We define free cash flow as net cash provided by operating activities excluding discretionary cash contributions to the Company’s primary pension plan, less capital expenditures and dividends paid, plus proceeds from the sale of assets.  Adjustments to exclude discretionary pension plan contributions are more indicative of the Company’s ability to generate cash flows from operating activities.  We believe discretionary pension plan contributions are more reflective of financing transactions to pay-down off-balance sheet debt relating to the pension liability.  In addition, we believe that free cash flow is a relevant indicator of our ability to repay maturing debt, revise our dividend policy or fund other uses of capital that we believe will enhance stockholder value. Free cash flow is limited and does not represent remaining cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt maturities and other obligations or payments made for business acquisitions.

    We define (i) adjusted operating income as operating income excluding the non-cash impact of the qualified pension plan and (ii) adjusted net income and adjusted earnings per share as net income and earnings per share, respectively, excluding the after-tax non-cash impact of the qualified pension plan.  We believe that the presentation of adjusted operating income, adjusted net income, and adjusted earnings per share, which our management use to assess our operating results, is useful in order to better understand the operating performance of our core business, provide enhanced visibility into our selling, general and administrative expense structure and to facilitate the comparison of our results to the results of our peer companies.  Unlike our primary operating expenses, pension expense is determined using numerous complex assumptions about changes in pension assets and liabilities that are subject to factors that are beyond our control, such as market volatility. We believe it is useful to investors to understand the impact of the non-cash qualified pension expense on our results of operations, which provides more meaningful year-over-year comparisons.

    We believe it is important to view each of these non-GAAP financial measures in addition to, rather than as a substitute for, the GAAP measures of cash flows from operating activities, operating income, net income, and earnings per share, respectively.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibit 99.1	J. C. Penney Company, Inc. News Release issued August 13, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Robert B. Cavanaugh
      Robert B. Cavanaugh
Executive Vice President and
Chief Financial Officer

Date:  August 13, 2010

EXHIBIT INDEX

Exhibit Number                           Description

99.1                                  J. C. Penney Company, Inc. News Release issued August 13, 2010